                                                                    EXHIBIT 10.1


================================================================================


                                 [JPMORGAN LOGO]


                                CREDIT AGREEMENT


                                   dated as of


                                  June 25, 2002

                                      among


                           ADMINISTAFF SERVICES, L.P.
                                 as the Borrower


                                ADMINISTAFF, INC.
                              as the Parent Company

                                       and

                               JPMORGAN CHASE BANK


================================================================================



                                TABLE OF CONTENTS

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


                                                                                                               Page
                                                                                                               ----

ARTICLE I                   DEFINITIONS...........................................................................1
         SECTION 1.01.              Defined Terms.................................................................1
         SECTION 1.02.              Terms Generally..............................................................13
         SECTION 1.05.              References to Agreements and Laws............................................14
         SECTION 1.03.              Accounting Terms; GAAP.......................................................14
         SECTION 1.04.              Rounding.....................................................................14


ARTICLE II                  THE CREDITS..........................................................................14
         SECTION 2.01.              Commitment...................................................................14
         SECTION 2.02.              Loans and Interest Periods...................................................14
         SECTION 2.03.              Requests for Loans...........................................................14
         SECTION 2.04.              Funding of Loans.............................................................15
         SECTION 2.05.              Interest Elections...........................................................15
         SECTION 2.06.              Termination and Reduction of Commitment......................................16
         SECTION 2.07.              Repayment of Loans; Evidence of Debt.........................................16
         SECTION 2.08.              Prepayment of Loans..........................................................17
         SECTION 2.09.              Fees.........................................................................17
         SECTION 2.10.              Interest.....................................................................17
         SECTION 2.11.              Alternate Rate of Interest...................................................18
         SECTION 2.12.              Increased Costs..............................................................18
         SECTION 2.13.              Break Funding Payments.......................................................19
         SECTION 2.14.              Taxes........................................................................20
         SECTION 2.15.              Illegality...................................................................21
         SECTION 2.16.              Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................21

ARTICLE III                 REPRESENTATIONS AND WARRANTIES.......................................................21
         SECTION 3.01.              Organization; Powers.........................................................22
         SECTION 3.02.              Authorization; Enforceability................................................22
         SECTION 3.03.              Governmental Approvals; No Conflicts.........................................22
         SECTION 3.04.              Financial Condition; No Material Adverse Change..............................22
         SECTION 3.05.              Subsidiaries.................................................................23
         SECTION 3.06.              Properties...................................................................23
         SECTION 3.07.              Litigation and Environmental Matters.........................................24
         SECTION 3.08.              Compliance with Laws and Agreements..........................................24
         SECTION 3.09.              Investment and Holding Company Status........................................25
         SECTION 3.10.              Taxes........................................................................25
         SECTION 3.11.              Insurance....................................................................25
         SECTION 3.12.              ERISA........................................................................25

         SECTION 3.13.              Solvency.....................................................................25
         SECTION 3.14.              Disclosure...................................................................26


ARTICLE IV                  CONDITIONS PRECEDENT.................................................................26
         SECTION 4.01.              Effective Date...............................................................26
         SECTION 4.02.              Each Loan....................................................................28


ARTICLE V                   AFFIRMATIVE COVENANTS................................................................29
         SECTION 5.01.              Financial Statements; Ratings Change and Other Information...................29
         SECTION 5.02.              Notices of Material Events...................................................30
         SECTION 5.03.              Existence; Conduct of Business...............................................31
         SECTION 5.04.              Payment of Obligations.......................................................31
         SECTION 5.05.              Maintenance of Properties; Insurance.........................................31
         SECTION 5.06.              Books and Records; Inspection Rights.........................................31
         SECTION 5.07.              Compliance with Laws.........................................................32
         SECTION 5.08.              Taxes........................................................................32
         SECTION 5.09.              Compliance with ERISA........................................................32
         SECTION 5.10.              Use of Proceeds..............................................................32
         SECTION 5.11.              Security.....................................................................32


ARTICLE VI                  NEGATIVE COVENANTS...................................................................33
         SECTION 6.01.              Indebtedness.................................................................33
         SECTION 6.02.              Liens........................................................................34
         SECTION 6.03.              Fundamental Changes..........................................................35
         SECTION 6.04.              Investments, Loans, Advances, Guarantees and Acquisitions....................35
         SECTION 6.05.              Swap Agreements..............................................................36
         SECTION 6.06.              Dispositions.................................................................36
         SECTION 6.07.              Restricted Payments..........................................................37
         SECTION 6.08.              Transactions with Affiliates.................................................38
         SECTION 6.09.              Restrictive Agreements.......................................................38
         SECTION 6.10.              Subsidiary Indebtedness......................................................38
         SECTION 6.11.              Cash and Marketable Securities...............................................39
         SECTION 6.12.              Debt to EBITDA...............................................................39


ARTICLE VII                 EVENTS OF DEFAULT....................................................................39


ARTICLE VIII                MISCELLANEOUS........................................................................42
         SECTION 8.01.              Notices......................................................................42
         SECTION 8.02.              Waivers; Amendments..........................................................43
         SECTION 8.03.              Expenses; Indemnity; Damage Waiver...........................................44

         SECTION 8.04.              Successors and Assigns.......................................................45
         SECTION 8.05.              Survival.....................................................................46
         SECTION 8.06.              Payments Set Aside...........................................................46
         SECTION 8.07.              Counterparts; Integration; Effectiveness.....................................46
         SECTION 8.08.              Severability.................................................................47
         SECTION 8.09.              Right of Setoff..............................................................47
         SECTION 8.10.              GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS...................47
         SECTION 8.11.              WAIVER OF JURY TRIAL.........................................................48
         SECTION 8.12.              Headings.....................................................................48
         SECTION 8.13.              Confidentiality..............................................................48
         SECTION 8.14.              Limitation of Interest.......................................................49
         SECTION 8.15.              RELEASE OF CLAIMS............................................................50
         SECTION 8.16.              ENTIRE AGREEMENT.............................................................50


SCHEDULES:

Schedule 1.01(f)- Investment Policy
Schedule 1.10(g)- Qualified Accounts
Schedule 3.05 -- Subsidiaries
Schedule 3.06 -- Disclosed Matters
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.09 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Note
Exhibit B-1 -- Form of Opinion of Baker & Botts L.L.P.
Exhibit B-2 -- Form of Opinion of John H. Spurgin, II
Exhibit C-1 -- Form of Guaranty (Parent Company and General Partner) Exhibit C-2 -- Form of Guaranty (Other Subsidiaries)
Exhibit D -- Computation of Covenant Compliance

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Agreement"), dated as of June 25, 2002, is made and entered into by and among ADMINISTAFF SERVICES, L.P., a Delaware limited partnership ("Borrower"); ADMINISTAFF, INC., a Delaware corporation (the "Parent Company"), and JPMORGAN CHASE BANK ("JPMCB").

         In consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administaff Client Services" means Administaff Client Services, L.P., a Delaware limited partnership.

                  "Affiliate" means, with respect to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting security of such Person; or (c) five percent (5%) or more of the voting securities of which is directly or indirectly beneficially owned or held by the Person in question.

                  "Air Carrier Lease" means the Air Carrier Lease, Operations and Management Agreement dated as of January 1, 2002, by and between the Parent Company and Bain Aviation, Inc., d/b/a Tavaero Jet Charter.

                  "Air Carrier Lease Subordination and Attornment Agreement" means the Air Carrier Lease Subordination and Attornment Agreement of even date herewith by and among the Parent Company, Bain Aviation, Inc. d/b/a/ Tavaero Jet Charter, and JPMCB.

                  "Aircraft" means that certain Israel Aircraft Industries Model 1125 Westwind Astra aircraft, bearing manufacturer's serial number 027 and U.S. registration number N199HE; the engines thereon; together with all equipment (loose or otherwise), accessories, appliances, avionics, instruments, galley equipment, parts, fittings, and accessories related thereto, installed thereon or affixed thereto.

                  "Aircraft Security Agreement" means the Aircraft Security Agreement of even date herewith from the Parent Company to JPMCB as secured party securing the Obligations.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Margin" means (a) for ABR Loans, zero percent per annum, and (b) for Eurodollar Loans, 90 basis points per annum.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day for insurance by the Federal Deposit Insurance Corporation of time deposits made in dollars at the offices of JPMCB.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitment.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Administaff Services, L.P., a Delaware limited partnership.

                  "Borrowing Request" means a request by the Borrower for a Loan in accordance with Section 2.03.

                  "Business Day" means a day (i) on which the main office of JPMCB in Houston, Texas, is open for the conduct of commercial lending business; and (ii) with respect to Eurodollar Loans, on which dealings in United States Dollar deposits are carried out in the applicable offshore Dollar market.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent Company, the Borrower, or any other Subsidiary of the Parent Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent Company, the Borrower or any other Subsidiary of the Parent Company by Persons who were neither (i) nominated by the board of directors of such Person nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Parent Company, the

Borrower, or any other Subsidiary of the Parent Company by any Person or group (other than the Parent Company and its Subsidiaries).

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by JPMCB or by JPMCB's holding company with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986.

                  "Collateral" means all of the property of any kind or character now or hereafter subject to the Security Documents, including the Mortgaged Property, the Aircraft, the Air Carrier Lease, the Midway Note, and the Liens securing the Midway Note.

                  "Commitment" means the commitment of JPMCB to make Loans hereunder, as such commitment may be reduced from time to time pursuant to
Section 2.06. The initial amount of the Commitment is $30,000,000.

                  "Consolidated EBITDA" means, for any period, for the Parent Company and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) net income from continuing operations after extraordinary items ("Consolidated Net Income") for such period, (b) Consolidated Interest Expense,
(c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, provided that in determining Consolidated Net Income as used in this definition the following shall be excluded, without duplication: (a) the income of any Person accrued prior to the date such Person is merged into or consolidated with the Parent Company or its Subsidiary or such Person's assets are acquired by the Parent Company or its Subsidiary, (b) the proceeds of any insurance policy, (c) gains or losses from the sale, exchange, transfer or other disposition of property or assets of the Parent Company or any of its Subsidiaries and related tax effects in accordance with GAAP, and (d) any extraordinary or non-recurring gains of the Parent Company or any of its Subsidiaries, and related tax effects in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, for the Parent Company and its Subsidiaries on a consolidated basis, the aggregate of all interest expense, all prepayment charges and all amortization of debt discount and expense, including, without limitation, all interest expense attributable to Capital Lease Obligations, in each instance determined in accordance with GAAP, paid or accrued by the Parent Company and its Subsidiaries.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means a rate per annum equal to 2% plus the Alternate Base Rate.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Disposition" means "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, regardless of the form of the transaction, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EDGAR System" means the Electronic Data Gathering, Analysis and Retrieval System owned and operated by the United States Securities and Exchange Commission or any replacement system.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent Company or any of its Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Company or any of its Subsidiaries or any ERISA Affiliate of any such Person of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Company or any of its Subsidiaries or any ERISA Affiliate of any such Person from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Company or any of its Subsidiaries or any ERISA Affiliate of any such Person of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Company or any of its Subsidiaries or any ERISA Affiliate of any such Person of any notice, or the receipt by any Multiemployer Plan from the Parent Company or any of its Subsidiaries or any ERISA Affiliate of any such Person of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to JPMCB or any other recipient of any payment to be made by or on account of any obligation of the Borrower, the Parent Company or any other Obligor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or any other Governmental Authority, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, and (b) any branch profits taxes imposed by the United States of America or any other Governmental Authority or any similar tax imposed by any other jurisdiction in which such Obligor is located.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by JPMCB from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Parent Company or the Borrower.

                  "Funded Debt" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, and
(d) all Capital Lease Obligations of such Person. The Funded Debt of any Person shall include the Funded Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Funded Debt provide that such Person is not liable therefor.

                  "GAAP" means generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor). If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or JPMCB shall so request,

JPMCB and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(b) the Parent Company shall provide to JPMCB financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  "General Partner" means Administaff of Texas, Inc., a Delaware corporation, and its successors as the general partner of the Borrower.

                  "Governmental Authority" means the government of the United States of America, any other nation, any political subdivision of the United States of America or any other nation, whether state, provincial or local, and any agency, department, commission, board, bureau, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantor" means the Parent Company and each Subsidiary other than the Borrower. "Guarantors" means all such Persons.

                  "Guaranty" means each Guaranty made by each of the Guarantors in favor of JPMCB, substantially in the form of Exhibit C-1 (for the Parent Company and the General Partner) or Exhibit C-2 (for the other Subsidiaries).

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Home Webpage" means the Parent Company's corporate home page on the World Wide Web, accessible through the Internet via the universal resource locator identified as http://www.administaff.com or such other universal source locator as Borrower shall designate in writing to JPMCB as the Parent Company's corporate home page on the World Wide Web.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, in respect of Swap Agreements, and (k) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnitees" has the meaning set forth in Section 8.03.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Loan in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to such Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) the Maturity Date.

                  "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on the date such Loan is disbursed and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

                  "Investment" means (a) any purchase or other acquisition of any Equity Interest in, evidence of Indebtedness of, or other securities of, any other Person, (b) any making of any loan, advance, transfer of property or capital contribution to, any guaranty of any debt of, or any purchase or other acquisition of any other debt or any Equity Interest in, any other Person, including any partnership or joint venture interest in such other Person, (c) any incurrence, assumption or existence of any liability, contingent or otherwise, with respect to any obligation or liability of any other Person, or
(d) any making of any commitment to make any of the foregoing. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                  "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "LIBO Rate" means, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by JPMCB from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMCB in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, assignment, pledge, hypothecation, deposit arrangement, encumbrance, negative pledge, charge or security interest in, on or of such asset, whether based on common law, constitutional provision, statute or contract, including the interest of a purchaser of accounts receivable, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Liquid Investments" means, to the extent held in Qualified Accounts, Permitted Investments and cash and cash equivalents (as defined under GAAP).

                  "Loan Documents" means this Agreement, the Note, the Security Documents, each Guaranty, each Borrowing Request, and all other assignments, deeds, guaranties, pledges, instruments, certificates and agreements now or hereafter executed or delivered to JPMCB pursuant to any of the foregoing, and any Swap Agreement now or hereafter existing between the Parent Company or any of its Subsidiaries and JPMCB or any Affiliate of JPMCB.

                  "Loans" means the loans made by JPMCB to the Borrower pursuant to this Agreement.

                  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, property, or condition (financial or otherwise) of the Parent Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower, the Parent Company or any other Obligor to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower, the Parent Company or any other Obligor of any Loan Document to which it is a party or upon the rights of or benefits available to JPMCB under this Agreement or any other Loan Document.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower, the Parent Company or any other Obligor in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of an Obligor in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Obligor would be required to pay if such Swap Agreement were terminated at such time.

                  "Maturity Date" means the earlier of (a) the date the Obligations become due pursuant to Article VII, or (b) December 23, 2002.

                  "Midway Consent" means a Consent and Agreement executed by Midway Oakmont and Administaff Client Services in the form agreed to by the parties and JPMCB.

                  "Midway Note" means that certain promissory note dated March 12, 2002, executed by Midway Oakmont as maker, payable to the order of Administaff Client Services.

                  "Midway Oakmont" means Midway Oakmont Partners, L.P., a Texas limited partnership.

                  "Midway Property" means all of the property at any time subject to the Mortgage (Illinois Form) dated as of March 12, 2002, executed by Midway Oakmont to Administaff Client Services.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means (i) the Deed of Trust and Security Agreement (With Assignment of Rents) of even date herewith from the Borrower to David Mendez, Trustee, and JPMCB, and (ii) any mortgage, deed of trust or similar document delivered pursuant to this Agreement.

                  "Mortgaged Property" means all of the real property and related improvements, fixtures and other related property of the Borrower in and around Kingwood, Texas.

                  "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower, the Parent Company or any other Obligor or any ERISA Affiliate of the Borrower, the Parent Company or any other Obligor makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

                  "Note" means a promissory note made by the Borrower payable to the order of JPMCB, substantially in the form of Exhibit A.

                  "Obligations" means, as at any date of determination thereof, the sum of (a) the aggregate principal amount of Loans outstanding on such date,
(b) all accrued and unpaid fees in connection with the Loan Documents on such date, (c) all other indebtedness, liabilities, obligations, covenants, indemnities and duties of, the Borrower, the Parent Company and the other Obligors under the Loan Documents, (d) all indebtedness, liabilities, and obligations under Swap Agreements with JPMCB, and (e) all accrued and unpaid interest on the amounts described in clauses (a), (b), (c) or (d) on such date. The term "Obligations" includes all expenses, attorneys' fees and disbursements, and any other sum chargeable to the Borrower, the Parent Company or any other Obligor under this Agreement or any other Loan Document and includes interest that accrues after the commencement by or against the Borrower, the Parent Company or any other Obligor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws.

                  "Obligor" means the Borrower, the Parent Company, each other Guarantor, and any other Person who may now or hereafter be obligated to pay all or any part of the Obligations or to perform any obligation under any of the Loan Documents.

                  "Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation, the regulations, the operating agreement, and the limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case including all modifications and supplements thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which could not reasonably be expected to have a Material Adverse Effect.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Parent Company" means Administaff, Inc., a Delaware corporation.

                  "Participant" has the meaning set forth in Section 8.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.08;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not yet due or are being contested in compliance with Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Company or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) have the highest credit rating obtainable from S&P or from Moody's; and (iii) have portfolio assets of at least $5,000,000,000; and

                  (f) Investments described on Schedule 1.01(f) that meet the credit quality standards in Section 6.0 thereof.

                  "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, or other form of entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower, the Parent Company or any other Obligor or any ERISA Affiliate of any of such Persons is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means the Security Agreement-Collateral Assignment and Pledge of even date herewith from Administaff Client Services pursuant to which the Midway Note and the Liens securing the Midway Note are pledged to JPMCB as security for the Obligations.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its base rate in effect at its principal office in New York City; each change in the Prime

Rate shall be effective from and including the date such change in such base rate is publicly announced as being effective. The Prime Rate is a reference rate and may not be JPMCB's lowest or best rate; JPMCB may make commercial loans at rates of interest at, above or below the Prime Rate.

                  "Qualified Accounts" means the securities accounts listed on
Schedule 1.01(g) and such other securities accounts as the Borrower and JPMCB shall from time to time agree.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers and employees of such Person and such Person's Affiliates.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Company or any Subsidiary.

                  "S&P" means Standard & Poors.

                  "Security Documents" means the Mortgage, the Aircraft Security Agreement, the Air Carrier Lease Subordination and Attornment Agreement, the Pledge Agreement, and any other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Person to JPMCB in connection with this Agreement or the Transaction to secure or guarantee the payment of all or any part of the Obligations.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which JPMCB is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to JPMCB under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other Equity Interests representing more than 50% of the Equity Interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any direct or indirect subsidiary of the Parent Company.

                  "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Company or the Subsidiaries shall be a Swap Agreement.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by JPMCB from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Transactions" means the execution, delivery and performance by the Borrower, the Parent Company and the other Obligors of this Agreement and the other Loan Documents, the borrowing of Loans, the granting of Collateral, the making of the Guaranties, and the use of the proceeds of the Loans.

                  "Type", when used in reference to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to the Loan Document in which they appear in its entirety and not to any particular provision thereof, (d) all references in any Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, that Loan Document, (e) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law, and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including real estate, cash, securities, accounts and contract rights.

                  SECTION 1.03. Accounting Terms; Rounding. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. Any financial ratios required to be maintained by the Parent Company and its Subsidiaries pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitment. Subject to the terms and conditions set forth herein, JPMCB agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the aggregate outstanding principal balance of Loans at that time exceeding the Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. Chapter 346 of the Texas Finance Code (which governs certain revolving loan accounts) will not apply to this Agreement, the Note or any Loan.

                  SECTION 2.02. Loans and Interest Periods.

                  (a) At the commencement of each Interest Period for any Eurodollar Loan, such Loan shall be in an amount that is not less than $500,000 and an integral multiple of $50,000. At the time that each ABR Loan is made, such Loan shall be in an aggregate amount that is not less than $100,000 and an integral multiple of $50,000; provided that an ABR Loan may be in an aggregate amount that is equal to the entire unused balance of the Commitment. There shall not at any time be more than a total of eight Eurodollar Loans outstanding.

                  (b) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Loan as a Eurodollar Loan if a Default shall have occurred and be continuing, or if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Loans. To request a Loan, the Borrower shall notify JPMCB of such request by telephone (a) in the case of a Eurodollar Loan, not later than 10:00 a.m., Houston time, three Business Days before the date of the proposed Loan, or (b) in the case of an ABR Loan, not later than 10:00 a.m., Houston time, on the Business Day of the proposed Loan. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to JPMCB of a written Borrowing Request in a form approved by JPMCB and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of the requested Loan;

                  (ii) the date of such Loan, which shall be a Business Day;

                  (iii) whether such Loan is to be an ABR Loan or a Eurodollar Loan;

                  (iv) in the case of a Eurodollar Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  SECTION 2.04. Funding of Loans. JPMCB shall make each Loan on the proposed date thereof by crediting the amounts thereof to an account of the Borrower maintained with JPMCB in Houston, Texas and designated by the Borrower in the applicable Borrowing Request.

                  SECTION 2.05. Interest Elections.

                  (a) Each Loan initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Loan, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to Section 2.02(b), the Borrower may elect to convert such Loan to a different Type or to continue such Loan and may elect Interest Periods therefor, all as provided in this Section.

                  (b) To make an election pursuant to this Section, the Borrower shall notify JPMCB of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to JPMCB of a written Interest Election Request in a form approved by JPMCB and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i) the Loan to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Loan (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Loan);

                           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Loan is to be an ABR Loan or a Eurodollar Loan; and

                           (iv) if the resulting Loan is a Eurodollar Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Loan but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Loan is repaid as provided herein, at the end of such Interest Period such Loan shall be converted to an ABR Loan. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and JPMCB so notifies the Borrower, then, so long as a Default is continuing (i) no outstanding Loan may be converted to or continued as a Eurodollar Loan, and (ii) unless repaid, each Eurodollar Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto.

                  SECTION 2.06. Termination and Reduction of the Commitment. Unless previously terminated, the Commitment shall terminate on the Maturity Date. The Borrower may at any time terminate, or from time to time reduce, the Commitment; provided that (a) each reduction of the Commitment shall be in an amount that is an integral multiple of $50,000 and not less than $100,000, and
(b) the Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the unpaid principal balance of Loans outstanding would exceed the Commitment. The Borrower shall notify JPMCB of any election to terminate or reduce the Commitment under this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower by notice to JPMCB on or prior to the specified effective date if such condition is not satisfied. Any termination or reduction of the Commitment shall be permanent.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to JPMCB on the Maturity Date the aggregate principal amount of Loans then outstanding, all accrued and unpaid fees in connection with the Loan Documents, and all accrued and unpaid interest with respect to the Loan Documents. The Loans shall be evidenced by the Note. Payment of the Loans and all other Obligations shall, to the extent set forth therein, be secured by the Security Documents and guaranteed by the Guarantors pursuant to the Guaranties.

                  (b) JPMCB shall maintain in accordance with its usual practice an account or accounts in which it shall record (i) the date and amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, and (ii) the amount of any payment of Loan principal received by JPMCB hereunder and the date such payment was received. The entries made in that account shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of JPMCB to maintain such account or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and the other Obligations in accordance with the terms of this Agreement or the obligations of any Guarantor under its Guaranty.

                  SECTION 2.08. Prepayment of Loans.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify JPMCB by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Loan, not later than 10:00 a.m., Houston time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Loan, not later than 10:00 a.m., Houston time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of an ABR Loan shall be in an amount that is not less than $100,000 and an integral multiple of $50,000; each partial prepayment of a Eurodollar Loan shall be in an amount that is not less than $500,000 and an integral multiple of $50,000. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 2.10. The Borrower shall reimburse JPMCB on demand for any loss, cost or expense incurred or sustained as a result of any such prepayment in accordance with Section 2.13.

                  SECTION 2.09. Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to JPMCB a commitment fee which shall accrue at the rate of 25 basis points per annum on the daily unused amount of the Commitment during the period from and including the Effective Date to but excluding the date on which the Commitment terminates. Accrued and unpaid commitment fees shall be due in arrears on the last day of March, June, September and December of each year and on the date on which the Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Fees paid shall not be refundable under any circumstances.

                  SECTION 2.10. Interest.

                  (a) ABR Loans shall bear interest at the Alternate Base Rate.

                  (b) Each Eurodollar Loan shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin.

                  (c) Notwithstanding the foregoing, but subject to Section 8.14, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, the Default Rate.

                  (d) Accrued and unpaid interest on each Loan shall be due in arrears on each Interest Payment Date for such Loan and upon termination of the Commitment; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be due on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued and unpaid interest on the principal amount repaid or prepaid shall be due on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be due on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by JPMCB, and such determination shall be conclusive absent manifest error.

                  SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Loan:

                  (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the amount and Interest Period of such Eurodollar Loan;

                  (b) JPMCB determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

                  (c) JPMCB determines that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to JPMCB of making or maintaining the Eurodollar Loan for such Interest Period;

then JPMCB shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and, until JPMCB notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Loan shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Loan, such Loan shall be made as an ABR Loan.

                  SECTION 2.12. Increased Costs.

                  (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, JPMCB (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on JPMCB or the applicable offshore Dollar market any other condition affecting this Agreement or any Eurodollar Loan;

and the result of any of the foregoing shall be to increase the cost to JPMCB of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by JPMCB hereunder (whether of principal, interest or otherwise), then, subject to
Section 8.14, the Borrower will pay to JPMCB such additional amount or amounts as will compensate JPMCB for such additional costs incurred or reduction suffered.

                  (b) If JPMCB determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on JPMCB's capital or on the capital of JPMCB's holding company as a consequence of this Agreement or the Loans made by JPMCB to a level below that which JPMCB or JPMCB's holding company could have achieved but for such Change in Law (taking into consideration JPMCB's policies and the policies of JPMCB's holding company with respect to capital adequacy), then from time to time, subject to
Section 8.14, the Borrower will pay to JPMCB such additional amount or amounts as will compensate JPMCB or JPMCB's holding company for any such reduction suffered.

                  (c) A certificate of JPMCB setting forth the amount or amounts necessary to compensate it or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay JPMCB the amount shown as due on any such certificate within 15 days after receipt thereof.

                  (d) Failure or delay on the part of JPMCB to demand compensation pursuant to this Section shall not constitute a waiver of JPMCB's right to demand such compensation; provided that the Borrower shall not be required to compensate JPMCB pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that JPMCB notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of JPMCB's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (e) If JPMCB request compensation under this Section or
Section 2.11, JPMCB shall, upon the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of JPMCB, such designation or assignment (i) would eliminate or reduce the amounts payable pursuant to either Section, in the future, and (ii) would not subject JPMCB to any unreimbursed cost or expense and would not otherwise be disadvantageous to JPMCB. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by JPMCB in connection with any such designation or assignment.

                  SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the continuation or conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, subject to
Section 8.14, the Borrower shall compensate JPMCB for any loss of anticipated profits and for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by JPMCB to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which JPMCB would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of JPMCB setting forth any amount or amounts that JPMCB is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay JPMCB the amount shown on any such certificate within 15 days after receipt thereof.

                  SECTION 2.14. Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other

Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) JPMCB receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify JPMCB, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by JPMCB on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by JPMCB shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to JPMCB the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to JPMCB.

                  (e) If JPMCB determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.14 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of JPMCB and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of JPMCB, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to JPMCB in the event JPMCB is required to repay such refund to such Governmental Authority. This Section shall not be construed to require JPMCB to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.15. Illegality. If at any time JPMCB determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for JPMCB to make, maintain or fund Eurodollar Loans, or materially restricts the authority of JPMCB to purchase or sell, or to take deposits of, the applicable offshore Dollar market, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then, on notice thereof by JPMCB to the Borrower, any obligation of JPMCB to make or continue Eurodollar Loans or to convert ABR Loans to Eurodollar Loans shall be suspended until JPMCB notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from JPMCB, prepay or, if applicable, convert all Eurodollar Loans to ABR Loans, either on the last day of the Interest Period thereof, if JPMCB may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if JPMCB may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. If JPMCB gives a notice under this Section, JPMCB shall, upon the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of JPMCB, such designation (i) would eliminate the need for such notice and (ii) would not subject JPMCB to any unreimbursed cost or expense and would not otherwise be disadvantageous to JPMCB. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by JPMCB in connection with any such designation.

                  SECTION 2.16. Payments Generally.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to 11:00 a.m., Houston time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of JPMCB, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to JPMCB at its offices at 712 Main Street, Houston, Texas. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless the result of such extension of time would be to extend the date of such payment into another calendar month (in the case of a Eurodollar Loan) or (in the case of any Loan) beyond the Maturity Date, and in either such event such payment shall be due on the Business Day immediately preceding the day on which such payment would otherwise have been due), and, in the case of any payment accruing interest, interest thereon shall be due for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to JPMCB to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first, towards payment of interest and fees then due hereunder, and then towards payment of principal then due hereunder.

                                   ARTICLE III

                         Representations and Warranties

                  The Borrower and the Parent Company jointly and severally represent and warrant to JPMCB that:

                  SECTION 3.01. Organization; Powers. Each of the Parent Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority and all governmental licenses, consents, approvals and permits to carry on its business as currently conducted, and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the organizational power and authority of the Borrower, the Parent Company and each other Obligor and have been duly authorized by all necessary corporate, partnership or other organizational action (and, if required, stockholder or partner action) on the part of the Borrower, the Parent Company and each other Obligor. This Agreement and the other Loan Documents have been duly executed and delivered by each Obligor party thereto and constitute the legal, valid and binding obligations of each Obligor party thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, or any other Person, except such as have been obtained or made and are in full force and effect, (b) do not and will not violate any applicable Law or the Organizational Documents of the Borrower, the Parent Company or any other Obligor or any order of any Governmental Authority, (c) do not and will not violate or result in a default under any Contractual Obligation binding upon the Borrower, the Parent Company or any other Obligor or any of their respective assets, violation of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by the Borrower, the Parent Company or any other Obligor, and (d) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower, the Parent Company or any other Obligor.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.

                  (a) The Borrower has heretofore furnished to JPMCB the consolidated balance sheet and statements of operations, stockholders' equity and cash flows of the Parent Company and its consolidated Subsidiaries (i) as of and for the fiscal year ended December 31, 2001, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by one of the Parent Company's Financial Officers. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent Company and its consolidated Subsidiaries as of the dates and for the periods indicated in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) The most recent consolidated balance sheet and statements of operations and stockholders' equity and cash flows, together with the respective notes thereto, delivered to JPMCB in accordance with the provisions of Section 5.01(a) or (b), as the case may be, present fairly, in all material respects, the financial position of the Parent Company and its consolidated Subsidiaries as of the date thereof and the results of operations and cash flows of the Parent Company and its consolidated Subsidiaries for the period then ended in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of statements referred to in Section 5.01(b).

                  (c) Since December 31, 2001, there has been no material adverse change in the assets, liabilities, financial condition, business or affairs of the Parent Company and its Subsidiaries, taken as a whole. Since December 31, 2001, there has occurred no change, event, circumstance, or condition in or with respect to the assets, liabilities, financial condition, business or affairs of the Parent Company and its Subsidiaries which, individually or in the aggregate with all other such changes, events, circumstances and conditions occurring since December 31, 2001, could reasonably be expected to result in a Material Adverse Effect.

                  (d) The Parent Company and the Borrower collectively have more than $7,500,000 in Liquid Investments.

                  SECTION 3.05. Subsidiaries.

                  (a) The Parent Company has no Subsidiaries other than those specifically disclosed in Schedule 3.05. All outstanding Equity Interests of each Subsidiary have been and will be validly issued and are and will be fully paid and nonassessable and are and will be owned, beneficially and of record, by the Persons disclosed in Schedule 3.05, free and clear of any Liens. The Borrower and each other Obligor (other than the Parent Company) is a wholly-owned Subsidiary of the Parent Company and will remain a wholly-owned Subsidiary of the Parent Company.

                  (b) The Parent Company and its Subsidiaries have no equity investments in any other corporation or other Person other than (i) Permitted Investments and (ii) those equity investments specifically disclosed in Schedules 3.05 and 6.04.

                  SECTION 3.06. Properties.

                  (a) Each of the Parent Company and its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. The Liens of the Loan Documents constitute valid and perfected first and prior Liens on the Collateral, subject to no Liens other than Liens permitted by the applicable Loan Documents.

                  (b) Each of the Parent Company and its Subsidiaries possesses all permits and licenses and owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, patents and other intellectual property required to conduct its business, except for such permits, licenses, patents, trademarks and copyrights which the failure to posses could not, individually or in the aggregate, reasonably be excepted to have a Material Adverse Effect, without conflict with the rights of any other Person with respect thereto, and the use thereof by the Parent Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, have not had and could not reasonably be expected to result in a Material Adverse Effect. No slogan or other advertising device, product, process, method, substance, part, component or other material employed or contemplated to be employed by the Parent Company or any of its Subsidiaries infringes upon any rights of any other Person, no claim or litigation regarding any of the foregoing is pending, or, to the actual knowledge of the Borrower or the Parent Company, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the actual knowledge of the Borrower or the Parent Company, proposed, which, in either case, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.07. Litigation and Environmental Matters.

                  (a) Except as disclosed in the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the United States Securities and Exchange Commission, and except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or the Parent Company, threatened against or affecting the Parent Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or
(ii) that involve this Agreement, any of the other Loan Documents, the Collateral, or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse

Effect, neither the Parent Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim or investigation with respect to any Environmental Liability, or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.08. Compliance with Laws and Agreements. Each of the Parent Company and its Subsidiaries is in compliance with all Laws and orders of any Governmental Authority applicable to it or its property and all Contractual Obligations binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. The Borrower, the Parent Company and each other Obligor are in compliance with all applicable Laws of each state employment commission, department of taxation, and other Governmental Authority, except (a) as described in the Parent Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the U. S. Securities and Exchange Commission, or (b) where failure to be in such compliance, individually or in the aggregate with all other such failures, could not be reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.09. Investment and Holding Company Status; Regulation U. Neither the Parent Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. None of the Obligors is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Margin stock does not constitute more than 25% of the assets of any Obligor.

                  SECTION 3.10. Taxes. Each of the Parent Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes for which extensions have been obtained and Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Company or such Subsidiary, as applicable, has set aside on its books adequate reserves, and (b) to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against the Parent Company or any Subsidiary that would, if made, have a Material Adverse Effect.

                  SECTION 3.11. Insurance. The properties of the Parent Company and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Parent Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent Company or its Subsidiaries operate.

                  SECTION 3.12. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

                  SECTION 3.13. Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds thereof,
(a) the fair value of the assets of (i) the Borrower, and (ii) the Borrower and the other Obligors taken as a whole, in each case of (i) and (ii) at a fair valuation, will exceed the debts and liabilities of (x) the Borrower and (y) the Borrower and the other Obligors taken as a whole, as the case may be, whether such debts and liabilities be subordinated, contingent or otherwise; (b) the present fair saleable value of the property of (i) the Borrower and (ii) the Borrower and the other Obligors, taken as a whole, will, in each case of (i) and
(ii), be greater than the amount that will be required to pay the probable liability of the debts and other liabilities of (x) the Borrower and (y) the Borrower and the other Obligors, taken as a whole, as the case may be, whether such debts and liabilities be subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of (i) the Borrower, and (ii) the Borrower and the other Obligors, taken as a whole, will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) neither (i) the Borrower nor (ii) the Borrower and the other Obligors, taken as a whole, will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the date of such Loan.

                  SECTION 3.14. Disclosure. The Borrower has disclosed to JPMCB all agreements, instruments and corporate or other restrictions to which the Parent Company or any of its Subsidiaries is subject, and all other matters that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower, the Parent Company or any other Obligor to JPMCB in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions that were reasonable at the time.

                                   ARTICLE IV

                              Conditions Precedent

                  SECTION 4.01. Effective Date. The obligation of JPMCB to make Loans shall not become effective until the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 8.02):

                  (a) JPMCB (or its counsel) shall have received executed counterparts of this Agreement, the Guaranties, and the Security Documents, in form and in sufficient number of counterparts for the prompt completion of all recording and filing of the Security Documents as may be necessary or, in the opinion of JPMCB, desirable to create or continue, as appropriate, a valid perfected first Lien against all of the Collateral;

                  (b) JPMCB shall have received the Note, executed by the Borrower and payable to the order of JPMCB in a principal amount equal to the initial Commitment;

                  (c) JPMCB shall have received favorable written opinions (addressed to JPMCB and dated the Effective Date) of Baker & Botts, L.L.P., counsel for the Obligors, and John H. Spurgin, II, Vice President, Legal, General Counsel and Secretary of the Borrower, substantially in the forms of Exhibits B-1 and B-2, respectively. The Borrower hereby requests such counsel to deliver such opinions;

                  (d) JPMCB shall have received such documents and certificates as JPMCB or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Parent Company and the other Obligors, the authorization of the Transactions, and any other legal matters relating to the Borrower, the Parent Company, the other Obligors, this Agreement, the other Loan Documents, the Collateral, or the Transactions, all in form and substance satisfactory to JPMCB and its counsel;

                  (e) The Borrower shall have delivered to JPMCB a certificate in respect of the name and signature of each officer of the Borrower, the Parent Company and each other Obligor who (i) is authorized to sign on its behalf this Agreement and the other Loan Documents to which the Borrower, the Parent Company or such other Obligor is a party, and (ii) will, until replaced by another officer or officers duly authorized for that purpose, act as the representative of the Borrower, the Parent Company or such other Obligor for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Loan Documents. JPMCB may conclusively rely on such certificates until they receive notice in writing from the Borrower to the contrary;

                  (f) JPMCB shall have received a certificate signed by a Financial Officer of the Parent Company certifying that the conditions specified in Sections 4.02(b), (c) and (d) have been satisfied;

                  (g) JPMCB shall have received title and Lien information with respect to the Aircraft, the Air Carrier Lease, the Mortgaged Property and the Midway Property satisfactory to JPMCB in its sole discretion, and such environmental information with respect to the Mortgaged Property and the Midway Property as the Borrower, the Parent Company or any other Obligor may have obtained before the date of this Agreement;

                  (h) JPMCB shall have received a satisfactory flood determination with respect to the Mortgaged Property;

                  (i) JPMCB shall have received (a) a certificate of insurance issued to JPMCB evidencing that the Parent Company is carrying the insurance required by the Aircraft Security Agreement and that JPMCB has been named as loss payee and additional named insured with respect to such insurance, and (b) a certificate evidencing that the Parent Company and its Subsidiaries are carrying insurance in accordance with
         Section 5.05, and the insurance required by the Security Documents, and that all of the insurance described in clauses (a) and (b) above is in full force and effect;

                  (j) JPMCB shall have received proper financing statements (Form UCC-1) naming the Borrower, the Parent Company, and Administaff Client Services as debtors and JPMCB as secured party, describing all of the Collateral in which the Borrower, the Parent Company or Administaff Client Services has granted or purported to grant an interest; together with copies of search reports in such jurisdictions as JPMCB may reasonably request, listing all effective financing statements that name the Borrower, the Parent Company or any of the other Obligors as debtor and any other documents or instruments as may be necessary or desirable (in the opinion of JPMCB) to perfect JPMCB's interest in the Collateral;

                  (k) JPMCB shall have received the documents required by the Aircraft Security Agreement, a copy of the certificate of airworthiness and the registration certificate issued by the FAA with respect to the Aircraft, and evidence satisfactory to JPMCB that the Aircraft Security Agreement has been filed for record with the FAA Aircraft Registry;

                  (l) JPMCB shall have received the Air Carrier Lease Subordination and Attornment Agreement, duly executed by Bain Aviation, Inc. and including the consent of Bain Aviation, Inc. to the Aircraft Security Agreement;

                  (m) JPMCB shall have received the originally executed Midway Note, duly indorsed to JPMCB; originally executed counterparts of each of the instruments creating the Liens securing the Midway Note; the Midway Consent; and the other documents required by the Pledge Agreement;

                  (n) JPMCB shall have received such other assurances, certificates, documents, consents or opinions as JPMCB reasonably may require;

                  (o) JPMCB shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (p) Due diligence of JPMCB shall not have disclosed any information JPMCB believes has or could have a Material Adverse Effect.

                  (q) The Credit Agreement dated as of May 25, 2001, by and between the Borrower and JPMCB, as amended, shall have been terminated.

JPMCB shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of JPMCB to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02) at or prior to 3:00 p.m., Houston time, on June 28, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

                  SECTION 4.02. Each Loan. The obligation of JPMCB to make any Loan, including the first Loan, is subject to the satisfaction of the following conditions precedent:

                  (a) JPMCB shall have received a Borrowing Request for such Loan;

                  (b) Since December 31, 2001, there shall have been no material adverse change in the assets, liabilities, financial condition, business or affairs of the Parent Company and its Subsidiaries, taken as a whole. Since December 31, 2001, there shall have occurred no change, event, circumstance, or condition in or with respect to the assets, liabilities, financial condition, business or affairs or the Parent Company and its Subsidiaries, taken as a whole, which, individually or in the aggregate with all other such changes, events, circumstances and conditions occurring since December 31, 2001, could reasonably be expected to result in a Material Adverse Effect;

                  (c) The representations and warranties of the Borrower, the Parent Company and the other Obligors set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan;

                  (d) At the time of and immediately after giving effect to such Loan, no Default shall have occurred and be continuing; and

                  (e) The making of such Loan shall not be prohibited by, or subject JPMCB to any penalty under, any Law.

Each delivery of a Borrowing Request to JPMCB shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b), (c) and (d) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations hereunder shall have been paid in full, the Borrower and the Parent Company jointly and severally covenant and agree with JPMCB that:

                  SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Parent Company will furnish to JPMCB:

                  (a) within 90 days after the end of each fiscal year of the Parent Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of the Parent Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial position and results of operations of the Parent Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth in the form of Exhibit D reasonably detailed calculations demonstrating compliance with Sections
         6.11 and 6.12, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) within 15 days after the end of each calendar month, a certificate of a Financial Officer of the Parent Company setting forth reasonably detailed calculations demonstrating compliance with Section
         6.12 as of the end of such month;

                  (e) within three Business Days of the end of each month, and within three Business Days after request therefor by JPMCB, a schedule listing the securities held in the Qualified Accounts as of the end of such month or the date of such request, as the case may be;

                  (f) promptly after such request is submitted to the appropriate Governmental Authority, any request for waiver of any funding standards or any extension of any amortization period with respect to any employee benefit plan maintained for employees of the Parent Company or any of its Affiliates;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent Company to its shareholders generally, as the case may be; and

                   (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Company or any Subsidiary, the Mortgaged Property, the Aircraft, the Midway Note, any other Collateral, or compliance with the terms of this Agreement and the other Loan Documents, as JPMCB may from time to time reasonably request.

         The Borrower and the Parent Company shall be entitled to satisfy clauses (a), (b) and (g) above insofar as the delivery of financial statements is concerned by making available either on the EDGAR System or the Home Webpage the financial statements specified therein within the times specified therein.

         Each delivery of a financial statement pursuant to this Section shall constitute republication of the representations and warranties set forth in
Article III (except the representation in Section 3.04(c) and the representation set forth in the proviso at the end of Section 3.14; provided, however, that, the foregoing notwithstanding, each delivery of a financial statement pursuant to this Section shall constitute a representation by the Borrower and the Parent Company that, with respect to projected financial information, such information was prepared in good faith based upon assumptions that the Borrower and the Parent Company believed to be reasonable at the time) and in the other Loan Documents.

                  SECTION 5.02. Notices of Material Events. The Parent Company will furnish to JPMCB prompt written notice of the following:

                  (a) the occurrence of any Default or Event of Default under any Loan Document;

                  (b) the filing or commencement, or threatened filing or commencement (known to the Parent Company), of any action, suit or proceeding, or the assertion of any claim as a counterclaim, by or before any arbitrator or Governmental Authority against or affecting the Parent Company, any Subsidiary, or any Affiliate of the Parent Company that, individually or in the aggregate, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Company and its Subsidiaries in an aggregate amount exceeding $1,000,000;

                  (d) the creation or acquisition by the Parent Company or any of its Subsidiaries of a subsidiary;

                  (e) the failure of the Qualified Accounts at any time to include securities sufficient in value to permit the Borrower and the Parent Company to comply with Section 6.11; and

                  (f) any development that has resulted in, or that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Parent Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualifications and rights in all jurisdictions in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so to qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Parent Company will, and will cause each of its Subsidiaries to, pay its debts and obligations that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Parent Company will, and will cause each of its Subsidiaries to, (a) keep and maintain, or cause to be kept and maintained, all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and make all replacements and addition to its property material to its business as may be reasonably necessary to conduct its business in the manner heretofore conducted, and (b) maintain, or cause to be maintained, with such reputable and financially sound insurance companies, insurance in such amounts, with such deductibles, and against such risks, as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, and furnish JPMCB satisfactory evidence thereof promptly upon request. The insurance provisions hereof are cumulative of the insurance provisions of the other Loan Documents.

                  SECTION 5.06. Books and Records; Inspection Rights. The Parent Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Company will, and will cause each of its Subsidiaries to, permit any representatives designated by JPMCB, upon reasonable prior notice and during normal business hours (at JPMCB's expense, or, if an Event of Default shall exist, at the expense of the Borrower), to visit and inspect its properties, to examine and make extracts from its books and records (other than confidential records relating to employees of the Borrower), and to make and take away copies thereof, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that Borrower shall have the right to have a representative present at all times, but failure or refusal by the Borrower to provide such a representative shall not prevent or delay the exercise by JPMCB of its rights under this Section.

                  SECTION 5.07. Compliance with Laws. The Parent Company will, and will cause each of its Subsidiaries to, comply with all Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Taxes. The Parent Company will, and will cause each of its Subsidiaries to, file all Tax returns (including income Tax returns) required to be filed in any jurisdiction and to pay when due all Taxes and governmental charges of every kind upon it or against its income, profits or property; provided, however, that nothing contained in this Section shall require the payment or discharge of any such Tax where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.09. Compliance with ERISA. The Parent Company will do, and will cause each of its Subsidiaries and each ERISA Affiliate to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

                  SECTION 5.10. Use of Proceeds. The Borrower shall use the proceeds of the Loans only to finance the construction of improvements that comprise the Borrower's Centre III project located at 19001 Crescent Springs Drive, Kingwood, Texas, and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, to purchase or carry any margin stock (as such term is used in Regulation U of the Board) or for any other purpose which would make this credit a "purpose credit" within the meaning of Regulation U of the Board, or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and
X. All Loans will be used for business, commercial, investment, agricultural or other similar purpose and not for personal, family or household use.

                  SECTION 5.11. Security and Guaranties.

                  (a) The Security. The Obligations will, to the extent set forth therein, be secured by the Security Documents.

                  (b) Agreement to Deliver Guaranties. Within five Business Days after the creation or any permitted acquisition by the Parent Company or any of its Subsidiaries of a Subsidiary, the Parent Company shall deliver, and cause such Subsidiary to deliver, a Guaranty duly authorized and executed by such Subsidiary, to the end that all Subsidiaries shall at all times (to the extent set forth in such Guaranty) guarantee the Obligations. In connection therewith, the Parent Company shall deliver, and shall cause each such Subsidiary to deliver, to JPMCB with respect to each such Subsidiary, all of the materials described in subsections (d), (e) and (j) of Section 4.01 and any other documents or instruments as may be necessary or desirable (in the opinion of JPMCB) in connection with such Guaranty.

                  (c) Perfection and Protection of Security Interests and Liens. In addition and not by way of limitation of the foregoing, the Parent Company will from time to time deliver, and cause each of its Subsidiaries to deliver, to JPMCB any and all financing statements, continuation statements, extension agreements and other documents, properly completed (and executed and acknowledged when required) by the appropriate Person, in form and substance satisfactory to JPMCB, which JPMCB reasonably requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in any Collateral now or hereafter securing any Obligations. In addition to the foregoing, the Parent Company hereby authorizes, and shall cause each of its Subsidiaries to authorize, JPMCB to file in the appropriate filing office pursuant to applicable Law such financing statements, assignments and continuation statements as JPMCB shall deem necessary or desirable for the purpose of perfecting, confirming, or protecting any Liens or other rights in the Collateral without the signature of the Parent Company or any of its Subsidiaries.

                  SECTION 5.12. Assurances. The Parent Company will, and will cause each of its Subsidiaries to, promptly execute and deliver any and all further agreements, documents, instruments, and other writings that JPMCB may reasonably request to cure any defect in the execution and delivery of any one or more of the Loan Documents or more fully to describe particular aspects of the agreements set forth or intended to be set forth in the Loan Documents.

                  SECTION 5.13. Certain Changes. The Parent Company will, and will cause each of its Subsidiaries to, notify JPMCB at least 30 days prior to the date that the Borrower, the Parent Company or any other Obligor changes its jurisdiction of formation or organization, its name, the location of its chief executive office or principal place of business, or the place where it keeps its books and records. The Parent Company will notify JPMCB at least 30 days prior to the date that the Parent Company or any of its Subsidiaries creates or acquires any Subsidiary.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations hereunder shall have been paid in full, the Borrower and the Parent Company jointly and severally covenant and agree with JPMCB that:

                  SECTION 6.01. Indebtedness. The Parent Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness under the Loan Documents or otherwise owing to JPMCB;

                  (b) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01, and extensions, renewals, modifications and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of the Parent Company to any Subsidiary and of any Subsidiary to the Parent Company or any other Subsidiary; -

                  (d) Guarantees by the Parent Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Company or any other Subsidiary;

                  (e) Indebtedness of the Parent or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, modifications and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $7,000,000 at any time outstanding;

                  (f) Indebtedness of the Parent Company or any Subsidiary in connection with Swap Agreements permitted by Section 6.05;

                  (g) Indebtedness of the Parent Company or any Subsidiary as an account party in respect of trade letters of credit; and

                  (h) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding.

                  SECTION 6.02. Liens. The Parent Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired, or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) Liens, not for borrowed money, arising in the ordinary course of business;

                  (c) Liens in favor of JPMCB or otherwise approved in writing by JPMCB;

                  (d) any Lien on any property or asset of the Parent Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not encumber any property or asset of the Parent Company or any Subsidiary other than the property or asset encumbered by it on the date of this Agreement, and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, modifications and replacements thereof that do not increase the outstanding principal amount thereof;

                  (e) any Lien existing on any property or asset prior to the acquisition thereof by the Parent Company or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not encumber any property or asset of the Parent Company or any Subsidiary, other than the property or asset being acquired; and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals, modifications and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (f) Liens on fixed or capital assets acquired, constructed or improved by the Parent Company or any Subsidiary after the date hereof; provided that (i) such Liens secure only Indebtedness permitted by clause (e) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement,
         (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such Liens shall not encumber any property or assets of the Parent Company or any Subsidiary, other than the property or asset being acquired.

                  SECTION 6.03. Fundamental Changes.

                  (a) The Parent Company will not, and will not permit any Subsidiary to, directly or indirectly, in any single transaction or series of transactions,

                  (i) merge into or consolidate with any other Person,

                  (ii) permit any other Person to merge into or consolidate with it,

                  (iii) sell, transfer or otherwise Dispose of (in one transaction or in a series of transactions) any Equity Interest in any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or any voting rights with respect to any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional Equity Interests to any Person other than the Parent Company or the Borrower, or

                  (iv) liquidate or dissolve,

provided, however, that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result therefrom, (x) any Subsidiary may merge into or consolidate with the Borrower or the Parent Company in a transaction in which the Borrower or the Parent Company is the surviving entity, and (y) any Subsidiary may sell, transfer, lease or otherwise Dispose of its assets to the Borrower or the Parent Company. No Obligor (other than the Parent Company) shall cease to be a wholly-owned Subsidiary. Promptly upon the request of JPMCB, the Parent Company shall deliver to JPMCB in connection with any change permitted by this Section a written confirmation by the Parent Company that such change, individually or in the aggregate with all other such changes since the date of this Agreement, could not reasonably be expected to result in a Material Adverse Effect.

                  (b) The Parent Company will not, and will not permit any of its Subsidiaries to, change the nature of its business or enter into any business which is substantially different from the business in which it is engaged on the date of this Agreement.

                  SECTION 6.04. Investments. The Parent Company will not, and will not permit any of its Subsidiaries to, make any Investment, except:

                  (a)      Permitted Investments;

                  (b) Investments existing on the date of this Agreement and listed on Schedule 6.04;

                  (c) Investments by the Parent Company or its Subsidiaries in the Equity Interests of Subsidiaries existing on the date of this Agreement;

                  (d) loans or advances made by the Parent Company to any Subsidiary and made by any Subsidiary to the Parent Company or any other Subsidiary;

                  (e)      Guarantees constituting Indebtedness permitted by
                           Section 6.01;

                  (f) the acquisition or ownership by the Parent Company or a Subsidiary of Equity Interests or debt or other securities received in settlement of debt (created in the ordinary course of business) owing to the Parent Company or such Subsidiary;

                  (g) Loans and advances to officers and directors permitted by Section 6.08 and loans and advances to employees of the Parent Company and its Subsidiaries for travel, entertainment, and moving or other relocation expenses made in direct furtherance and in the ordinary course of the business of the Parent Company and its Subsidiaries;

                  (h) Investments consisting of payments to employee benefit plans or compensation arrangements entered into in the ordinary course of business of the Parent Company and its Subsidiaries, or payments, contributions or transactions relating to such plans; provided, however, that the aggregate amount of deposit payments related to the Parent Company's health insurance plans shall not exceed, during the term of this Agreement, $12,000,000 in the aggregate;

                  (i) Investments in any Person to the extent that the consideration paid consists of capital stock of the Parent Company; and

                  (j)      other Investments not expressly permitted by clauses
                           (a) through (i) of this Section, so long as the aggregate amount of such Investments since the date of this Agreement does not exceed $1,000,000.

                  SECTION 6.05. Swap Agreements. The Parent Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent Company or any Subsidiary has actual exposure (but not including any Swap Agreement in respect of Equity Interests of the Parent Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent Company or any Subsidiary.

                  SECTION 6.06. Dispositions. The Parent Company will not, and will not permit any of its Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except:

                  (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) Dispositions of inventory in the ordinary course of business;

                  (c) Dispositions of property by any Subsidiary to the Parent Company or the Borrower, or Dispositions of property other than Collateral by any Subsidiary other than the Borrower to another Subsidiary;

                  (d)      Dispositions permitted by Section 6.03;

                  (e) Dispositions consisting of deposit payments related to the Parent Company's health insurance plans, not to exceed, during the term of this Agreement, $12,000,000 in the aggregate;

                  (f) if no Default or Event of Default exists either before or after such Disposition or would result therefrom, Dispositions for charitable purposes in an aggregate amount not to exceed $100,000 before the Maturity Date; and

                  (g) if no Default or Event of Default exists either before or after such Disposition or would result therefrom, other sales of assets (other than Collateral) in an aggregate amount not to exceed $2,500,000 in any twelve-month period;

provided, however, that any Disposition pursuant to clauses (a), (b), (d) or (g) shall be for fair market value.

                  SECTION 6.07. Restricted Payments.

                  (a) The Parent Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment or incur any obligation to do so, except (i) the Parent Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Parent Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, and (iv) provided that no Default has occurred and is continuing, the Parent Company may from time to time repurchase shares of its capital stock, provided that the aggregate amount expended for transactions permitted by this clause (iv) shall not exceed $15,000,000 in any twelve-month period.

                  (b) The Parent Company will not, and will not permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Loan Documents;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted by the Loan Documents;

                  (iii) refinancings of Indebtedness to the extent permitted by
         Section 6.01; and

                  (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

                  SECTION 6.08. Transactions with Affiliates. Except for existing arrangements and modifications to such arrangements in the ordinary course of business, the Parent Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Parent Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions not otherwise prohibited or restricted by this Agreement or the other Loan Documents between or among the Parent Company and its Subsidiaries and not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07, (d) transactions not otherwise prohibited or restricted by this Agreement or the other Loan Documents between or among the Parent Company and its Subsidiaries and their respective employee benefit plans and related trusts and not involving any other Affiliate; and (e) transactions not otherwise prohibited or restricted by this Agreement or the other Loan Documents among the Parent Company and its consolidated Subsidiaries.

                  SECTION 6.09. Restrictive Agreements. The Parent Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other Equity Interests or to make or repay loans or advances to the Parent Company or any other Subsidiary or to Guarantee Indebtedness of the Parent Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by Law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  SECTION 6.10. Subsidiary Indebtedness. The Parent Company will not permit the aggregate principal amount of Indebtedness of its Subsidiaries (excluding any Indebtedness of the Borrower and any Indebtedness of a Subsidiary owed to the Parent Company or the Borrower, but including any Guarantee, other than the Guaranties, by a Subsidiary of Indebtedness of the Parent Company or the Borrower) outstanding at any time to exceed $1,000,000.

                  SECTION 6.11. Liquid Investments. The Parent Company shall maintain, and shall cause the Borrower to maintain, at all times during each of the months shown, an aggregate of Liquid Investments for both such Persons not less than the following amount for such month:

                  June, July and August, 2002                  $ 7,500,000
                  September and October, 2002                  $12,000,000
                  November and December, 2002                  $15,000,000

                  SECTION 6.12. Funded Debt to Consolidated EBITDA. The Parent Company shall not at any time permit the ratio of its Funded Debt to its Consolidated EBITDA for the four fiscal quarter years then most recently ended to exceed 1.50 to 1.00.

                                   ARTICLE VII

                                Events of Default

                  Any of the following events shall constitute an Event of
Default:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or the Borrower shall fail to pay any interest on any Loan or any fee or other Obligation, or the Parent Company or any other Obligor shall fail to pay any amount under its Guaranty or any other Obligation owing by it, and, in each case, such failure shall continue for a period of three days;

                  (b) any written representation or warranty made or deemed made by or on behalf of the Borrower, the Parent Company, or any other Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or any waiver hereunder or thereunder, shall prove to have been incorrect, false or misleading in any material respect when made or deemed made;

                  (c) the Borrower or the Parent Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(d), Section 5.01(e), Section 5.02, Section 5.03 (with respect to existence), Section 5.06 or Section 5.08, or in Article VI;

                  (d) the Borrower or the Parent Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (c) of this Article), and such failure shall continue unremedied for a period of 30 consecutive days after notice thereof from JPMCB to the Borrower;

                  (e) the Parent Company, the Borrower or any other Obligor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness;

                  (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity (other than by a regularly scheduled required prepayment or as a result of the giving of notice of a voluntary prepayment) or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, the Parent Company or any Subsidiary or any of their respective debts, or of all or any substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Parent Company or any Subsidiary or for all or any substantial part of the assets of the Borrower, the Parent Company or any Subsidiary, and, in any such case described in clauses (i) or (ii), the Borrower, the Parent Company or such Subsidiary shall indicate approval thereof, consent thereto or acquiescence therein, or such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower, the Parent Company or any Subsidiary shall
         (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, the Parent Company or any Subsidiary or for all or any substantial part of the assets of the Borrower, the Parent Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) the Borrower, the Parent Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantially part of its property which is not released, stayed, bonded or vacated within 60 days after its issue or levy;

                  (j) one or more judgments for the payment of money in an aggregate amount of $2,000,000 or more shall be rendered against the Borrower, the Parent Company, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, the Parent Company or any Subsidiary to enforce any such judgment;

                  (k) an ERISA Event shall have occurred that, in the opinion of JPMCB, when taken together with all other ERISA Events that have occurred since the Effective Date, could reasonably be expected to result in liability of the Parent Company and its Subsidiaries in an aggregate amount exceeding $1,000,000;

                  (l) (x) the sale, transfer, conveyance, encumbrance, abandonment, condemnation, partition or change in ownership (except as otherwise expressly permitted by the relevant Security Documents) of
         (i) any of the Collateral consisting of real estate or intangible personal property, or (ii) any of the Collateral consisting of tangible personal property (other than fixtures disposed of as permitted by Section 6.06(a)) that (together with all other such

         Collateral sold, transferred, conveyed, encumbered, abandoned, condemned, or partitioned, or with respect to which a change in ownership shall have occurred, since the date of this Agreement) has a market value of $100,000 or more, whether in one transaction or a series of transactions, without Secured Party's prior written consent, or (y) the making of any levy, seizure, garnishment, sequestration or attachment of any Collateral or on any Collateral;

                  (m) any order shall be entered in any proceeding against the Borrower, the Parent Company or any Subsidiary decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for longer than the appeal time provided by applicable law;

                  (n) the Borrower, the Parent Company or any other Obligor shall be prevented or relieved by any Governmental Authority from performing or observing any material term, covenant or condition of any Loan Document;

                  (o) the Borrower, the Parent Company or any Subsidiary shall be in violation of any Environmental Law, or any property of any such Person shall be subject to any one or more remediation obligations or Environmental Liabilities, which causes the Borrower, the Parent Company and its Subsidiaries or any combination thereof to incur Environmental Liabilities, individually or in the aggregate, in excess of $1,000,000;

                  (p) the Borrower, the Parent Company or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud any of its creditors, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or, while insolvent, shall have suffered or permitted any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within the appeal time provided by applicable law;

                  (q) any event of default described in any Security Document, any Guaranty, or any other Loan Document shall occur, or any material provision of any Security Document, any Guaranty, or any other Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Obligor that is an obligor thereunder;

                  (r) any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of JPMCB or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower, the Parent Company or any other Obligor takes any action in furtherance of any of the foregoing or denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

                  (s) a Change in Control shall occur.

If an Event of Default occurs, then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, JPMCB may take any or all of the following actions, at the same or different times:
(i) by notice to the Borrower, terminate the Commitment, and thereupon the Commitment shall terminate immediately, (ii) without notice of any kind to the Borrower, the Parent Company or any other Obligor, and without notice of intention to accelerate or notice of acceleration, all of which are WAIVED by the Borrower and the Parent Company, declare the Loans and all other Obligations then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with all accrued and unpaid interest thereon and all accrued and unpaid fees and all other accrued and unpaid Obligations of the Borrower, the Parent Company and the other Obligors hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind; (iii) without notice of any kind to the Borrower, the Parent Company or any other Obligor, exercise all rights and remedies available to it under the Loan Documents or applicable Law, including, without limitation, the enforcement of its rights either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) or any covenant or agreement contained in this Agreement or in the Note or any other Loan Document or in aid of the exercise of any power granted in this Agreement or in the Note or any other Loan Document; and (iv) without notice of any kind to the Borrower, the Parent Company or any other Obligor, set off, in any order, against the Obligations any debt owing by JPMCB to the Borrower, the Parent Company or any other Obligor (whether such debt is owed individually or jointly), including but not limited to any deposit account, which right is hereby granted by the Borrower and the Parent Company to JPMCB; and in case of any event with respect to the Borrower described in clause (g) or
(h) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with all accrued and unpaid interest thereon and all accrued and unpaid fees and other accrued and unpaid Obligations of the Borrower, the Parent Company and the other Obligors hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration, all of which are hereby WAIVED by the Borrower and the Parent Company, and thereupon JPMCB may exercise any or all of its rights referred to in clauses (iii) and
(iv) above.

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.01. Notices.

                  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

                  (i)      if to the Borrower or the Parent Company, to it at:

                           19001 Crescent Springs Drive
                           Kingwood, Texas 77339-3802
                           Fax: (281) 348-3232
                           Email: douglas_sharp@administaff.com
                           with a copy to:

                           John H. Spurgin, II
                           Vice President, Legal, General Counsel and Secretary 19001 Crescent Springs Drive
                           Kingwood, Texas 77339-3802
                           Fax: (281) 348-3232
                           Email: john_spurgin@administaff.com

                  (ii)     if to JPMCB, to:

                           712 Main Street, P.O. Box 2558
                           Houston, Texas 77252-2558
                           Attn: Mr. David Jones
                           Fax: (713) 216-6004
                           Email: hdavid.jones@jpmorgan.com

                  (b) Except for notices required by Article II, which shall be deemed given only when actually received by JPMCB, all such notices and other communications shall be deemed to be made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand, when delivered; (B) if delivered by overnight courier, on the Business Day following deposit with such courier; (C) if delivered by mail, three Business Days after deposit in the mails, postage prepaid; and (D) if delivered by facsimile, when sent and written confirmation of receipt has been received.

                  (c) Notices and other communications to JPMCB hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by JPMCB; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by JPMCB. JPMCB or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

                  SECTION 8.02. Waivers; Amendments.

                  (a) No waiver of any Default or Event of Default shall be a waiver of any other Default or Event of Default. No failure or delay by JPMCB in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of JPMCB hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower, the Parent Company or any other Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Person shall entitle any Person to any or notice or demand in similar or other circumstances. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether JPMCB may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement or any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing by each Person to be bound thereby.

                  SECTION 8.03. Expenses; Indemnity; Damage Waiver.

                  (a) The Borrower shall pay on demand (i) all out-of-pocket expenses incurred by JPMCB and its Affiliates, including the reasonable fees, charges and disbursements of counsel for JPMCB, in connection with the development, negotiation, preparation, execution, and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by JPMCB, including the fees, charges and disbursements of any counsel for JPMCB in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with any other Loan Document, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

                  (b) TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER AND THE PARENT COMPANY, JOINTLY AND SEVERALLY, SHALL INDEMNIFY JPMCB AND EACH RELATED PARTY OF JPMCB (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, COSTS, EXPENSES (INCLUDING COSTS OF INVESTIGATION AND DEFENSE, LEGAL FEES AND AMOUNTS PAID IN SETTLEMENT), CLAIMS OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, REGARDLESS OF AND INCLUDING LOSSES, LIABILITIES, COSTS, EXPENSES, CLAIMS AND DAMAGES ARISING FROM THE SOLE, ORDINARY OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO AND THE OTHER OBLIGORS OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (ii) ANY LOAN OR THE USE OF THE PROCEEDS THEREOF, (iii) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT COMPANY OR ANY OF ITS SUBSIDIARIES, OR ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT COMPANY OR ANY OF ITS SUBSIDIARIES, ARISING IN CONNECTION WITH OR BY VIRTUE OF THE TRANSACTIONS, (iv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A FINAL NONAPPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

                  (c) All amounts due under this Section shall be due not later than 15 days after written demand therefor.

                  SECTION 8.04. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the Parent Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of JPMCB (and any attempted assignment or transfer by the Borrower or the Parent Company without such consent shall be null and void). Nothing in this Agreement or any other Loan Document, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the other Obligors, the successors and assigns of the parties to this Agreement and the other Loan Documents permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of JPMCB) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Except as provided elsewhere in this Section, JPMCB may not assign its rights and obligations under this Agreement (including its Commitment and the Loans and other Obligations at the time owing to it) and the other Loan Documents without the consent of the Borrower, which consent shall not be unreasonably withheld.

                  (c) (i) JPMCB may, without the consent of the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of JPMCB's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and other Obligations owing to
it) and the other Loan Documents; provided that (A) JPMCB's obligations under this Agreement shall remain unchanged by such sale, (B) JPMCB shall remain solely responsible to the Borrower for the performance of such obligations, and
(C) the Borrower shall continue to deal solely and directly with JPMCB in connection with this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which JPMCB sells such a participation shall provide that JPMCB shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement or instrument may provide that JPMCB will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were JPMCB. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.09 as though it were JPMCB.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than JPMCB would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

                  (d) JPMCB may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of JPMCB, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release JPMCB from any of its obligations hereunder or substitute any such pledgee or assignee for JPMCB as a party hereto.

                  (e) JPMCB may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower, the Parent Company or any other Obligor furnished to JPMCB by or on behalf of the Borrower, the Parent Company or such other Obligor.

                  (f) All transfers of any interest in any Loan shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section be construed as a "purchase" or "sale" of a "security" within the meaning of any applicable federal or state securities laws.

                  SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by or on behalf of the Borrower, the Parent Company or both in or in connection with this Agreement or any of the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or made by the Borrower, the Parent Company or any other Obligor in any Loan Document shall be considered to have been relied upon by JPMCB and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by JPMCB or on its behalf and notwithstanding that JPMCB may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other Obligations under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 8.03 and 8.06 shall survive and remain in full force and effect regardless of the consummation of the Transactions contemplated hereby, the repayment of the Loans and the other Obligations, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

                  SECTION 8.06. Payments Set Aside. To the extent that the Borrower, the Parent Company, or any other Obligor makes a payment to JPMCB, or JPMCB exercises its right of set-off, or recovers any amount from the Collateral, and such payment or the proceeds of such set-off or Collateral, or any part thereof, is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by JPMCB in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any bankruptcy or insolvency law or otherwise, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

                  SECTION 8.07. Counterparts; Execution by Facsimile. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Parent Company and all other Obligors and JPMCB. JPMCB may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  SECTION 8.08. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 8.09. Right of Setoff. Each of the Borrower and the Parent Company grants to JPMCB a right of setoff against every deposit account and all personal property at any time in JPMCB's possession, whether tangible or intangible, and any claim of the Borrower or the Parent Company (whether individual, joint, several or otherwise) against JPMCB, now or hereafter existing. This right of setoff is not exclusive. In addition to JPMCB's right of setoff and as further security for the

Obligations, each of the Borrower and the Parent Company hereby grants JPMCB a security interest in all deposits and all other accounts and property of such Person now or hereafter on deposit with or held by JPMCB and all other sums at any time credited by or owing from JPMCB to such Person. These rights and remedies of JPMCB are in addition to other rights and remedies (including, without limitation, other rights of setoff) which JPMCB may have.

                  SECTION 8.10. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

                  (b) EACH OF THE BORROWER AND THE PARENT COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE DISTRICT COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY, TEXAS, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT JPMCB MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTION AGAINST THE BORROWER, THE PARENT COMPANY OR ANY OTHER OBLIGOR OR ANY OF THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

                  (c) EACH OF THE BORROWER AND THE PARENT COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTION IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (d) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER JPMCB, THE BORROWER, THE PARENT COMPANY OR ANY OTHER OBLIGOR, NOR ANY RELATED PARTY OF JPMCB, THE BORROWER, THE PARENT COMPANY OR ANY OTHER OBLIGOR, SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND JPMCB AND THE BORROWER, THE PARENT COMPANY AND EACH OTHER OBLIGOR WAIVES, RELEASES, AND AGREES NOT TO SUE ANY OF THEM UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, INCIDENTAL AND CONSEQUENTIAL DAMAGES SUFFERED OR INCURRED BY SUCH PERSON IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH OF JPMCB, THE BORROWER, THE PARENT COMPANY AND EACH OTHER OBLIGOR WAIVES, RELEASES, AND AGREES NOT TO SUE EACH OTHER OR ANY OF THEIR RELATED PARTIES FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

                  (e) Nothing herein shall be considered a waiver of the right or protections afforded Bank by 12 U.S.C. 91, Texas Banking Code Art. 342-609 or any similar statute.

                  (f) Each party agrees that any other party may proceed against any other liable Person, jointly or severally, or against one or more of them, less than all, without impairing rights against any other liable Persons. A party shall not be required to join the principal obligor or any other Person (e.g., sureties or guarantors) in any proceeding against any Person. A party may release or settle with one or more liable Persons as the party deems fit without releasing or impairing right to proceed against any Persons not so released.

                  SECTION 8.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 8.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 8.13. Confidentiality. JPMCB agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any other Loan Document, or to a Federal Reserve Bank in connection with a pledge pursuant to Section 8.04(d),
(g) with the consent of the Borrower or the Parent Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to JPMCB on a nonconfidential basis from a source other than the Parent Company or any of its Subsidiaries. For the purposes of this Section, "Information" means all information received from the Borrower or the Parent Company or any of its Subsidiaries relating to the Borrower, the Parent Company, any Subsidiary, or any of their respective businesses, other than any such information that is available to JPMCB on a nonconfidential basis prior to disclosure by the Borrower, the Parent Company or such Subsidiary; provided that, in the case of information received from the Borrower, the Parent Company or a Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 8.14. Limitation of Interest. The parties to the Loan Documents intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 8.14 shall govern and control over every other provision of any Loan Document which conflicts or is inconsistent with this Section 8.14, even if such provision declares that it controls. As used in this Section 8.14, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest and (b) all interest at any time contracted for, taken, reserved, retained, charged or received shall be amortized, prorated, allocated and spread during the full term of the Loans and the Commitment. In no event shall the Borrower or any other Person be obligated to pay, or JPMCB have any right or privilege to reserve, take, receive or retain, any interest in excess of the maximum amount of nonusurious interest permitted under applicable law. None of the terms and provisions contained in any Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 8.14, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the maximum nonusurious rate from time to time permitted by applicable law (the "Highest Lawful Rate"). On each day, if any, that the interest rate (the "Stated Rate") called for under any Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate, whereupon the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. If the term of any of the Loans is shortened by reason of acceleration of maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason JPMCB at any time, including the stated maturity, is owed or receives, reserves or takes (and/or has received, reserved or taken) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to JPMCB, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to JPMCB, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

                  SECTION 8.15. RELEASE OF CLAIMS. EACH OF THE BORROWER AND THE PARENT COMPANY HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER JPMCB AND ITS RELATED PARTIES (IN EACH CASE, PAST, PRESENT OR FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF. AS USED HEREIN, THE TERM "CLAIM" MEANS ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION, FRAUD OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR

UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE, IN EACH CASE TO THE EXTENT, BUT ONLY TO THE EXTENT, THAT THE SAME MAY ARISE OUT OF OR IN CONNECTION WITH ANY OF THE TRANSACTIONS OR THE NEGOTIATION, STRUCTURING, DOCUMENTATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION OR COLLECTION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY TERM SHEET OR COMMITMENT LETTER IN CONNECTION WITH THE TRANSACTIONS OF THIS AGREEMENT, OR ANY CURRENT OR PRIOR EXTENSION OF CREDIT BY OR ON BEHALF OF JPMCB TO BORROWER, PARENT COMPANY, OR ANY SUBSIDIARY.

                  SECTION 8.16. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. THIS AGREEMENT AND THE WRITTEN OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ADMINISTAFF SERVICES, L. P., a Delaware
                                        limited partnership

                                        By:  ADMINISTAFF OF TEXAS, INC.,
                                             its sole General Partner


                                             By:   /s/ Richard G. Rawson
                                                --------------------------------
                                                 Richard G. Rawson
                                                 Executive Vice President,
                                                 Administration, Chief Financial
                                                 Officer and Treasurer

                                        ADMINISTAFF, INC.



                                        By:   /s/ Richard G. Rawson
                                           -------------------------------------
                                            Richard G. Rawson
                                            Executive Vice President,
                                            Administration, Chief Financial
                                            Officer and Treasurer

                                        JPMORGAN CHASE BANK



                                        By    /s/ H. David Jones
                                           -------------------------------------
                                                H. David Jones, Vice President